Exhibit 99.1

Nova Minerals Announces Korbel Floatation Test-work Produces High-Grade Gold Concentrate up to 26.7 g/t Au with Consistent Recoveries Exceeding 95%

Anchorage, Alaska, June 29, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report results from bench-scale rougher flotation testing on low-grade Korbel ore, undertaken within a broader Feasibility Study (FS) level metallurgical test-work program. Flotation of low-grade Korbel ore at a coarser-than-conventional grind size has the potential to materially reduce both capital and operating costs while maintaining strong gold recovery.

Highlights

●	>95% Gold Recovery: Low-grade Korbel ore (0.39–0.42 g/t Au) delivered a strong flotation response at 250 µm or finer, producing a low-mass pull of only 2-3% (meaning a 97-98% reduction in the volume going to downstream processing), and a high-grade concentrate of 14.7–26.7 g/t Au (Table 1).

●	Significant Potential FS Value Upside: Application of coarse particle flotation to the bulk tonnage S-K 1300 compliant pit constrained 425 Mt @ 0.3 g/t Au (4.05 Moz Au) Korbel resource (Table 4) is expected to enhance Estelle’s FS outcomes by upgrading low-grade ore, reducing processing intensity, lowering energy use, improving gold recovery, and simplifying the flowsheet (Figure 2) by potentially eliminating ore sorting and heap leach requirements and allowing a significantly smaller Carbon-in-Leach (CIL) plant.

●	Ongoing PFS Optimization: Korbel CIL test-work and further coarse particle flotation studies are underway to refine the flowsheet, confirm high gold recovery and gangue rejection, and optimize plant design, scale, configuration, and overall project economics.

Nova Minerals CEO, Mr. Christopher Gerteisen, commented:

“As part of our ongoing Feasibility Study optimization work, these results represent a major breakthrough in our metallurgical test program. The demonstration that Korbel ore is highly amenable to coarse particle flotation, producing a very high-grade concentrate representing only 2-3% of the total mass while achieving gold recoveries in excess of 90%, has the potential to be a game changer for the project.

The successful application of coarse particle HydroFloat technology to our process flowsheet has the potential to deliver substantial reductions in processing and capital costs, while simplifying downstream operations. These improvements could significantly enhance the project’s overall economics and increase our ability to profitably recover gold from lower-grade material across the bulk-tonnage Korbel deposit.

Metallurgical test work is continuing to evaluate even coarser particle sizes, which could further improve the project’s processing cost profile and strengthen our strategy of maximizing gold production and resource conversion over the life of the mine.”

Korbel Flotation Metallurgical Test-work

The test-work was undertaken on a composite sample generated from diamond drill core from the Korbel Main deposit, representing predominantly fresh sulfide intrusive-hosted ore from an intrusion-related gold system. The sample material was selected from drill holes KBDH-005, KBDH-011 and KBDH-025 over the intervals summarized in Table 2, with the results outlined in Table 1.

Table 1. Bench rougher floatation test-work results

Test ID	Grind Size µm	Mass Pull %	Au Recovery %	Au Grade g/t	S-2 Recovery %	As Recovery %
BF2939	150	2.05	94.9	26.7	91.2	97.0
BF2940	150	3.18	96.1	15.1	90.6	96.7
BF2941	75	2.79	97.7	14.7	90.7	96.6
BF2942	250	2.67	95.9	17.2	90.3	96.6
BF2943	500	2.82	83.6	15.8	89.5	87.6
BF2944	1000	3.00	41.6	5.3	75.0	69.6
BF2945	75	2.56	97.9	17.6	90.5	96.6
BF2946	75	3.06	98.3	18.7	90.4	96.5

Table 2. Korbel drill samples used for test-work composite

Hole ID	Sample ID	Sample ID	From m	To m	From ft	From ft
KBDH-005	A0393009	A0393118	26	307	87	1009
KBDH-005	B709084	B709108	307	309	1009	1017
KBDH-011	A0393488	A0393677	6	499	22	1638
KBDH-025	A0394774	A0394902	258	593	847	1948

Table 3. Korbel drill hole locations

Hole ID	Easting	Northing	Elev (m)	EOH (m)	Azi	Dip	Zone	Assay Results
KBDH-005	505300.5	6874852.9	977.5	456.3	90	-45	Korbel Core	ASX: 19/8/2020
KBDH-011	505288.1	6874848.4	977.3	499.3	45	-70	Korbel Core	ASX: 19/8/2020
KBDH-025	505276.9	6874846.8	978.8	593.8	135	-45	Korbel Core	ASX: 26/11/2020

Figure 1 presents the Korbel flotation response across a range of grind sizes, as determined from the metallurgical test-work program, together with the indicative operating windows for available flotation technologies.

Korbel Benchscale Rougher Flotation Results
Fine Particle / Column / Jameson
Conventional Mechanical Flotation
HydroFloat Coarse Particle Flotation
Very Coarse / Specialist Coarse Flotation
Au Recovery (%)
100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
Au Grade (g/t)
30.00
25.00
20.00
15.00
10.00
5.00
0.00
10
100
1000
Flotation Grind Size, P80 µm
Recovery
Mass Pull
Grade
Illustrative technology windows only - approximate grind-size ranges.

Figure 1. Korbel floatation grind sensitivity test-work results

Korbel Coarse Particle Floatation Flowsheet

The proposed flowsheet (Figure 2) demonstrates the potential to fully utilize the Korbel resource by integrating coarse particle flotation for early upgrading with downstream CIL treatment for gold recovery.

Figure 2. High-level conceptual flowsheet for Korbel ore

Table 4. S-K 1300 compliant pit constrained mineral resource estimate – January 2024

Deposit	Cutoff	Measured			Indicated			Inferred			Total
		Tonnes	Grade	Moz	Tonnes	Grade	Moz	Tonnes	Grade	Moz	Tonnes	Grade	Moz
		Mt	g/t Au	Au	Mt	g/t Au	Au	Mt	g/t Au	Au	Mt	g/t Au	Au
RPM North	0.2	1	4.1	0.18	3	1.6	0.15	23	0.6	0.45	28	0.9	0.78
RPM South	0.2							23	0.5	0.35	23	0.5	0.35
Total RPM		1	4.1	0.18	3	1.6	0.15	46	0.5	0.8	51	0.7	1.13
Korbel Main	0.15				240	0.3	2.39	35	0.3	0.3	275	0.3	2.7
Cathedral	0.15							150	0.3	1.35	150	0.3	1.35
Total Korbel					240	0.3	2.39	185	0.3	1.65	425	0.3	4.05
Total Estelle		1	4.1	0.18	243	0.3	2.54	231	0.3	2.45	476	0.3	5.17

S-K 1300 compliant pit-constrained resource at a US$2,000 oz gold price as per the S-K 1300 Initial Assessment Technical Report Summary on the Estelle Gold Project, Alaska, USA, with an effective date of January 31, 2024. 5.2 Moz refers to the measured, indicated, and inferred resources on 100% basis, 85% attributable to Nova Minerals (4.4 Moz).

Qualified Persons

The information contained in this announcement, relating to metallurgical results, is based on, and fairly and accurately represent the information and supporting documentation prepared by Mr Damian Connelly. Mr Connelly is a full-time employee of METS Engineering who are a contractor to Nova Minerals, and a Fellow of The Australasian Institute of Mining and Metallurgy. Mr Connelly has sufficient experience which is relevant to the style of mineralization and type of deposit under consideration, and to the activity being undertaken to qualify as a Competent Person as defined in the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Exploration Targets, Mineral Resources and Ore Reserves and as a Qualified Person as defined in Regulation S-K 1300 under the Securities Act of 1933, as amended (S-K 1300). Mr Connelly consents to the inclusion in the announcement of the matters based on the results in the form and context in which they appear.

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a US domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in late 2026/2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

Investor Relations:	Nova Minerals
Dave Gentry, CEO	Craig Bentley
RedChip Companies, Inc.	Director
Phone: 1-407-644-4256	Phone: 1-720-550-4223
Email: NVA@redchip.com	Email: craig@novamineralscorp.com